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                                                                     Exhibit 5.1

                                Brown & Wood LLP
                             One World Trade Center
                            New York, New York 10048

                                                        March 26, 1999

Reckson Associates Realty Corp.
Reckson Operating Partnership, L.P.
225 Broadhollow Road
Melville, New York  11747

Ladies and Gentlemen:

         This opinion is furnished in connection with Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-74285) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of Class B Exchangeable Common Stock (the "Class B Common Stock") of Reckson Associates Realty Corp., a Maryland corporation (the "Company"), and 7% Senior Unsecured Notes due 2009 of Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), in an aggregate initial public offering price not to exceed $116,463,000 (the "Notes" ) and the related guarantee (the "Guarantee") of the Company. The Class B Common Stock and the Notes, if issued, will be issued in connection with the proposed merger of Tower Realty Trust, Inc., a Maryland corporation ("Tower"), with and into Metropolitan Partners LLC, a Delaware limited liability company ("Metropolitan"), pursuant to the Agreement and Plan of Merger, dated as of December 8, 1998, among the Company, the Operating Partnership, Tower and Metropolitan (the "Merger Agreement"). The Notes, if issued, will be issued under an indenture in the form attached as an Exhibit to the Registration Statement (the "Indenture").

         In connection with rendering this opinion, we have examined the Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership, as amended, of the Operating Partnership and the Amended and Restated Articles of Incorporation and the Bylaws, as amended, of the Company, including the form of Articles Supplementary relating to the Class B Common Stock; records of corporate proceedings of the Company; the Registration Statement; the Indenture, the Notes and the Guarantee; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the shares of Class B Common Stock issuable pursuant to the Merger Agreement have been duly authorized for issuance by the Company. Upon issuance and delivery of such shares in the manner contemplated by the Merger Agreement and by the resolutions of the Board of Directors of the Company, such shares of Class B Common Stock will be validly issued, fully paid and nonassessable.

         In addition, based upon the foregoing, we are of the opinion that the Notes have been duly authorized by all necessary partnership action of the Operating Partnership and the Guarantee has been duly authorized by all necessary corporate action of the Company, and when (i) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, (ii) the Operating Partnership, the Company and the trustee have duly executed and delivered the Indenture and (iii) the Notes and the Guarantee have been duly executed, authenticated (in the case of the Notes) and delivered against consideration therefor (in the case of the Notes) as contemplated in the Registration Statement, the Notes and the Guarantee will constitute valid and legally binding obligations of the Operating Partnership and the Company, respectively, and registered holders of such Notes will be entitled to the benefits of the Indenture; provided, however, that the foregoing opinion is subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or
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affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We are attorneys admitted to practice in the State of New York and in the State of Maryland. We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America, the Revised Uniform Limited Partnership Act of the State of Delaware, the laws of the State of Maryland and the laws of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                                     Very truly yours,


                                                     /s/ Brown & Wood LLP


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